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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2002

Aquila, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3562	44-0541877
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (816) 421-6600

(Former name or former address, if changed since last report): UtiliCorp United Inc.

        Item 5. Other Events and Regulation FD Disclosure.     On March 15, 2002, we changed our legal name from UtiliCorp United Inc. to Aquila, Inc. Beginning on March 18, 2002, our publicly traded securities will trade under the following symbols:

Title of each class	Name of each exchange on which registered	Ticker symbol
Common Stock, par value $1.00 per share	New York, Pacific and Toronto Stock Exchanges	ILA
Convertible Subordinated Debentures, 6 5/8% due July 1, 2011	New York Stock Exchange	ILA #11
9 3/4% Premium Equity Participating Security Units, due November 16, 2004	New York Stock Exchange	ILA PRW

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.
By:	/s/ RANDAL P. MILLER
Randal P. Miller
Vice President, Finance and Treasurer
	Date:	March 15, 2002

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FORM 8-K
  Item 5. Other Events and Regulation FD Disclosure.
Signatures